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                                                                    Exhibit 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 14, 1995, accompanying the consolidated financial statements and schedules included in the Annual Report of CWM Mortgage Holdings, Inc. (formerly Countrywide Mortgage Investments, Inc.) on Form 10-K for the year ended December 31, 1994. We hereby consent to the incorporation by reference of said report in the Registration Statements of CWM Mortgage Holdings, Inc. on Forms S-8 (File No. 33-8442, effective August 25, 1986 and File No. 33-32562, effective December 15, 1989) and on Form S-3 (File No. 33-48149, effective June 15, 1992).



GRANT THORNTON LLP

Los Angeles, California
March 14, 1995